Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 27, 2025, with respect to the financial statements of Boundless Bio, Inc., incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the prospectuses.

/s/ KPMG LLP

San Diego, California

April 1, 2025